CONFIDENTIAL SEPARATION AGREEMENT
                               AND GENERAL RELEASE


                  THIS AGREEMENT, made and entered into as of this 20th day of December, 2000, by and between Northeast Utilities Service Company, a Connecticut corporation, with its principal office in Berlin, Connecticut, (together with each direct and indirect affiliated company that has adopted the Employment Agreement entered into on February 25, 1997 (the "Employment Agreement"), with Northeast Utilities Service Company, hereinafter, the "Company"), and Hugh C. MacKenzie, a resident of Madison, Connecticut ("Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company had heretofore employed Executive under the Employment Agreement; and

                  WHEREAS, Executive's employment has been terminated upon a Change in Control, as that phrase is defined in the Employment Agreement, effective December 31, 2000, and the Notice of Termination, required by Section
6.2 of the Employment Agreement, is hereby waived; and

                  WHEREAS, the Company and Executive wish to enter into an agreement to provide for a mutual release as to any claims including, without limitation, claims that might be asserted by Executive under the Employment Agreement and the Age Discrimination in Employment Act, as further described herein, and reaffirm Executive's right to indemnification;

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. The Company and Executive hereby agree that Executive's termination upon a Change in Control, as that phrase is defined in the Employment Agreement, shall be effective on December 31, 2000 and that the Notice of Termination required by Section 6.2 of the Employment Agreement is hereby waived. The Company and Executive further agree that the Employment Agreement shall continue only to the extent provided therein as to obligations that survive the termination of Executive's employment.

                  2. Executive agrees and acknowledges that the Company, on a timely basis, has paid, or agreed to pay, to Executive all other amounts due and owing based on Executive's prior services in accordance with the terms of the Employment Agreement or any other contract with Executive, whether express or implied, and that the Company has no obligation, contractual or otherwise to Executive, except as provided herein, in the Employment Agreement or any other such contract with Executive, nor does it have any obligation to hire, rehire or re-employ Executive in the future. Notwithstanding the foregoing, nothing contained in this Agreement

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shall prevent Executive from requiring the Company to fulfill its obligations under this Agreement, under the Employment Agreement, to the extent of any continuing obligations thereunder, under any employee benefit plan, as defined in Section 3(3) of ERISA, maintained by the Company and in which Executive participated, or any other contract with Executive, whether express or implied.

                  3. In full and complete settlement of any claims that Executive may have against the Company, including any possible violations of the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C.ss.621, et seq., in connection with Executive's termination of employment, and for and in consideration of the undertakings of the Company described herein, Executive does hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company, and each of its past, present and future subsidiaries and affiliates, their officers, directors, shareholders, partners, employees and agents, and their respective successors and assigns, heirs, executors and administrators (hereinafter all included within the term "the Company"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, or which Executive's heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of Executive's employment to the termination of Executive's employment; and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive's employment relationship or the Employment Agreement to the extent of any obligation that does not survive Executive's termination of employment and Executive's termination from that employment relationship, including but not limited to, any claims which have been asserted, could have been asserted, or could be asserted now or in the future under any federal, state or local laws, including any claims under the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C.ss.621, et seq., and the Older Workers' Benefit Protection Act, 29 U.S.C.ss.626(f)(1), and any claims under Section 210 or Section 211 of the Energy Reorganization Act of 1974, 42 U.S.C.ss.5851, the National Energy Policy Act of 1992, Pub. L. No. 102-486, Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss. 2000e, et seq., the Labor Management Relations Act, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Rehabilitation Act of 1973, the Civil Rights Act of 1991, the Americans with Disabilities Act ("ADA"), 42 U.S.C.ss.12101, et seq., the Family and Medical Leave Act of 1993, 29 U.S.C.ss.2601, et seq., the Fair Labor Standards Act, the National Labor Relations Act, the Connecticut Fair Employment Practices Act, Conn. Gen. Stat.ss.ss.46a-60 - 46a-62 (1995), and any other federal, state, or local statute, ordinance, regulation, rule of decision or common law recognized now or in the future and all claims for counsel fees and costs. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent Executive from requiring the Company to fulfill its obligations under this Agreement, under the Employment Agreement, to the extent of any continuing obligations thereunder, under any employee benefit plan, as defined in Section 3(3) of ERISA, maintained by the Company and in which Executive participated, or any other contract with Executive, whether express or implied.

                  4. Nothing in this Agreement shall be construed to prohibit or otherwise discourage Executive from reporting, providing testimony regarding, cooperating in, or otherwise communicating any suspected instance of illegal activity of any nature, any nuclear

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safety concern, workplace safety concern, or public safety concern to the U.S.
Nuclear Regulatory Commission, the U.S. Department of Labor, or any federal or state government agency, or any matter involving the substantial misfeasance, malfeasance or nonfeasance in the management of the Company to the Connecticut Department of Public Utility Control. The parties further acknowledge, understand, and agree that the provisions of this Agreement are not intended to restrict Executive's communication with, or full cooperation in proceedings or investigations by, any agency relating to nuclear regulatory or safety issues, or any matter involving the substantial misfeasance, malfeasance or nonfeasance in the management of the Company.

                  5. Nothing in this Agreement shall limit or impair any right Executive may otherwise have to indemnity and defense by the Company, and, notwithstanding any contrary provision of this Agreement, (i) the Company shall indemnify and defend Executive in connection with any action, suit or proceeding in which Executive may be involved or with which Executive may be threatened by reason of Executive's being or having been an officer of the Company or by reason of Executive's being or having been a fiduciary of the Company's employee benefit plans in the same manner contemplated by (including the payment or advancement of any reasonable expenses as incurred) and to the fullest extent permitted by the Declaration of Trust of Northeast Utilities as of the date hereof, unless later limited in accordance with applicable law, or under applicable law, (in which case Executive shall notify the Company within five business days after receiving service of process as to the commencement of the action, suit or proceeding and give the Company the right to control the defense of any such action, suit or proceeding, provided that no delay in giving such notice shall result in a forfeiture of any rights by Executive unless, and then only to the extent that, the Company is actually prejudiced by such delay), and
(ii) Executive may join the Company in any action, suit or proceeding, or bring any action, suit or proceeding against the Company, as may be necessary for the protection or enforcement of such rights of indemnification and defense by the Company.

                  6. Except to the extent permitted by paragraph 3, Executive further agrees and covenants that neither Executive, nor any person, organization or other entity on Executive's behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for damages, including injunctive, declaratory, monetary or other relief against the Company, involving any matter occurring at any time in the past up to the effective date of this Agreement, or involving any continuing effects of any actions or practices which may have arisen or occurred prior to the date of this Agreement, including any charge of retaliation or discrimination under the ADEA, Title VII, the ADA, the Workers' Compensation Act or federal, state or local laws. In addition, Executive further agrees and covenants that should Executive, or any other person, organization or entity on Executive's behalf, file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for damages, including injunctive, declaratory, monetary or other relief, despite Executive's agreement not to do so under this Agreement, or should Executive otherwise fail to abide, in any material respect, by any of the terms of this Agreement, then the Company will be relieved of all further obligations owed under the Employment Agreement and this Agreement, Executive will forfeit all monies paid to Executive under the Employment Agreement following Executive's termination of employment and Executive will

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pay all of the costs and expenses of the Company (including reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

                  7. In full and complete settlement of any claims that the Company may have against Executive, other than the fulfillment of Executive's obligations under this Agreement or under the Employment Agreement, and for and in consideration of the undertakings of Executive described herein, the Company does hereby REMISE, RELEASE, AND FOREVER DISCHARGE Executive and Executive's heirs, executors and administrators (hereinafter all included within the term "Executive"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which the Company ever had, now has, or hereafter may have, by reason of any civil (but specifically not any criminal act) matter, cause or thing whatsoever by reason of Executive's being or having been an officer of the Company from the beginning of Executive's employment with the Company to the date of termination of employment; and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to actions taken by Executive by reason of Executive's being or having been an officer of the Company and Executive's termination from those relationships with the Company.

                  8. The Company further agrees and covenants that neither it, nor any person, organization or other entity on its behalf, will file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for damages, including injunctive, declaratory, monetary or other relief against Executive, involving any matter occurring at any time in the past up to the date of this Agreement, or involving any continuing effects of any actions or practices which may have arisen or occurred prior to the date of this Agreement, by reason of Executive's being or having been an officer of the Company, so long as Executive meets, in all material respects, Executive's obligations under this Agreement and the Employment Agreement. In addition, the Company further agrees and covenants that should it, or any other person, organization or entity on its behalf, file, charge, claim, sue or cause or permit to be filed, charged, or claimed, any action for damages, including injunctive, declaratory, monetary or other relief, despite its agreement not to do so under this Agreement, then it will pay all of the costs and expenses of Executive (including reasonable attorneys' fees) incurred in the defense of any such action or undertaking.

                  9. Executive hereby agrees and acknowledges that under this Agreement, the Company has agreed to provide Executive with compensation , benefits, and covenants that are in addition to that which Executive otherwise would have been entitled under the Employment Agreement or otherwise in the absence of this Agreement, and that such additional compensation and covenants are sufficient to support the covenants and agreements by Executive herein.

                  10. Executive and the Company, its officers and directors, will not, disparage the name, business reputation or business practices of the other. In addition, by signing this Agreement, Executive agrees not to pursue any internal grievance with the Company.

                  11. Executive hereby certifies that Executive has read the terms of this

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Agreement, that Executive has been advised by the Company to consult with an attorney and that Executive understands its terms and effects. Executive acknowledges, further, that Executive is executing this Agreement of Executive's own volition, without any threat, duress or coercion and with a full understanding of its terms and effects and with the intention, as expressed in paragraph 3 hereof, of releasing all claims recited herein in exchange for the consideration described herein, which Executive acknowledges is adequate and satisfactory to Executive. The Company has made no representations to Executive concerning the terms or effects of this Agreement other than those contained in this Agreement.

                  12. Executive hereby acknowledges that Executive was presented with this Agreement on December 20, 2000, and that Executive was informed that Executive had the right to consider this Agreement and the release contained herein for a period of at least twenty-one (21) days prior to execution. Executive also understands that Executive has the right to revoke this Agreement for a period of seven (7) days following execution, by giving written notice to the Senior Vice President, Secretary, and General Counsel for the Company at 107 Selden Street, Berlin, CT 06037, in which event the provisions of this Agreement shall be null and void, and the parties shall have the rights, duties, obligations and remedies afforded by applicable law.

                  13. This Agreement shall be interpreted and enforced under the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


ATTEST:                                 NORTHEAST UTILITIES SERVICE COMPANY


                                        By: /s/ CHERYL W. GRISE
---------------------------------          -------------------------------------
Witness                                    Cheryl W. Grise
                                           Senior Vice President, Secretary and
                                             General Counsel


                                           /s/ HUGH C. MACKENZIE
---------------------------------          -------------------------------------
Witness                                    Hugh C. MacKenzie

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